We do not have a compensation arrangement with CEO Hans Wadsack, although we have orally agreed that he may charge us management and consulting fees according to his work at a rate of $340 per hour.

Our executive vice presidents, Zbynek Brzon and Caroline Hermann, will invoice us for their services as needed at rates of $100 per hour.